Exhibit 99.1

Forest Oil Receives Continued Listing Standards Notice from the NYSE

DENVER--(BUSINESS WIRE)--December 9, 2014--Forest Oil Corporation (NYSE:FST) (“Forest” or the “Company”) reported today that the New York Stock Exchange (“NYSE”) notified the Company on November 5, 2014 that it has not met the NYSE's continued listing standard that requires a minimum average closing price of $1.00 per share over 30 consecutive trading days.

Under NYSE rules, Forest has six months following receipt of the notification to regain compliance with the minimum share price requirement. The Company can regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30-trading day period ending on the last trading day of that month or on the last day of the cure period.

The NYSE notification does not affect Forest's business operations or its Securities and Exchange Commission reporting requirements, and does not conflict with any of the company's credit agreements or debt and other obligations. The notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on NYSE under the symbol “FST”. Forest previously announced that it intends to undertake a reverse stock split following completion of its combination transaction with Sabine Oil & Gas LLC in order to increase the trading price of the Company’s common shares. Forest intends to formally notify the NYSE promptly of its intent to take steps to cure the deficiency and to return to compliance with this continued listing standard.

Forest Oil Corporation is engaged in the acquisition, production, exploration, and development of natural gas and liquids in the United States. Forest’s principal reserves and producing properties are located in East Texas, the Eagle Ford in South Texas, Arkansas, and Louisiana. Forest’s common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest Oil, please visit its website at http://www.forestoil.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Forest Oil Corporation to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including amendments to the foregoing. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, as well as risks related to the transactions, please see the definitive proxy statement filed by Forest Oil Corporation. The forward-looking statements included in this document are made only as of the date hereof. Neither Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.

CONTACT:
FOR INVESTORS
Forest Oil Corporation
Larry C. Busnardo, 303-812-1441
VP – Investor Relations